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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 31, 2002
                                                   -----------------

                       InKine Pharmaceutical Company, Inc.
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               (Exact Name of Registrant as Specified in Charter)

          New York                                0-24972                                       13-3754005
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(State or Other Jurisdiction              (Commission File Number)                           (I.R.S. Employer
    of Incorporation)                                                                       Identification No.)

1787 Sentry Parkway West
Building 18, Suite 440
Blue Bell, Pennsylvania                                                                           19422
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(Address of Principal Executive Offices)                                                       (Zip Code)

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Registrant's telephone number, including area code:  (215) 283-6850
                                                     --------------

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Item 5.           Other Events

         InKine Pharmaceutical Company, Inc. (the "Company") recently completed the private sale of an aggregate of 2,469,032 shares of Company common stock and warrants to purchase 964,160 shares of Company common stock (35% coverage).
Closing occurred as to 2,127,096 shares and warrants to purchase 844,483 shares on December 31, 2002 and closing occurred as to 341,936 shares and warrants to purchase 119,677 shares on January 23, 2003. All the shares were sold for $1.55 per share, and the warrants are exercisable for shares of Company common stock at an exercise price of $1.85 per share. The Company agreed to file a registration statement covering the common stock and the shares of common stock issuable upon the exercise of the warrants within 60 days after the closings of the sales.

         Steven B. Ratoff, a member of the Company's board of directors, was originally among the investors in the first sale, subscribing for 322,581 shares for $500,000 and warrants to purchase 112,903 shares. The Company rescinded Mr.
Ratoff's purchase, however, after being advised by the staff of the Nasdaq Stock
Market, Inc. ("NASDAQ") that the sale to him, which was on the same terms as the sales to all other investors, was in violation of an unpublished interpretation of NASDAQ Rules requiring shareholder approval of any below market sale to an officer or director of an issuer. In this instance, the sale of the shares at $1.55 per share was $.01 below the last bid price (NASDAQ's pricing benchmark) on the sale date, and the warrants, exercisable at $1.85 per share, were deemed by NASDAQ to be worth $.04375 per warrant share. The Company was unsuccessful in obtaining relief from the interpretation, so it rescinded Mr. Ratoff's purchase and then sold 341,936 shares of its common stock and warrants to purchase
119,677 shares to Cleveland Overseas Limited, an unaffiliated institutional investor.

Item 7. Exhibits

                  The following exhibits are filed as part of this report on Form 8-K:

         Exhibit No.       Title
         ----------        -----
           99.1            Press Release, dated January 2, 2003.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INKINE PHARMACEUTICAL COMPANY, INC.

                                     By:  /s/ Robert F. Apple
                                          ------------------------------
                                          Robert F. Apple
                                          Chief Operating and Financial Officer


Dated:  January 24, 2003

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


                                  EXHIBIT INDEX


         Exhibit No.       Title
         -----------       -----
            99.1           Press Release, dated January 2, 2003.


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

                                       FOR IMMEDIATE RELEASE
Contacts:
                                       Donald C. Weinberger,
Robert F. Apple,                       Wolfe Axelrod Weinberger Assoc. LLC,
Chief Financial Officer,               212-370-4500, 212-370-4505 fax
InKine, 215-283-6850                   don@wolfeaxelrod.com
                                       --------------------

            INKINE RAISES $3.8 MILLION IN PRIVATE PLACEMENT FINANCING

BLUE BELL, PA January 2, 2003 - InKine Pharmaceutical Company, Inc. (Nasdaq:
INKP) - today announced that it raised $3.8 million through a private placement of common stock together with warrants to a group of accredited investors, led by Crestview Capital Funds and InKine's largest shareholder, Ursus Capital
Management, LLC. Also among the major investors in the placement was Steven B.
Ratoff, a member of the Company's board of directors. Shipley Raidy Capital
Partners, LP acted as placement agent for the transaction. The transaction price was approximately a 5% discount to Tuesday's close and included 35% warrant coverage exercisable at $1.85.

Robert F. Apple, Executive Vice President and Chief Financial Officer of InKine commented, "We are pleased with the terms of our private placement and are delighted to have attracted such quality investors to the private placement, which includes current investors, new investors and a board member." Mr. Apple added, "In evaluating financing alternatives and deal size, we always consider the balance of dilution and financial security. We believe that a prudent balance has been achieved with this round of financing. Proceeds from the placement will be used to fund operations until our sales reach operating profitability, which we expect will be during 2003."

Leonard S. Jacob, M.D., Ph.D., Chairman and CEO of InKine said, "With our debt restructured and this infusion of capital, we are financially well positioned.
We have great expectations for our sales organization, which we put in place during 2002, and are excited by the Visicol prescription trends that we have generated to date."

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The shares of common stock and warrants issued in the offering have not been registered under the Securities Act of 1933, as amended, and cannot be offered or sold absent registration or an applicable exemption from registration. The
Company intends to file a Registration Statement covering future resale of these securities by the purchasers.

                             ----------------------

About InKine Pharmaceutical

InKine Pharmaceutical Company, Inc. is a publicly traded biopharmaceutical company focused on the diagnosis and treatment of cancer and autoimmune diseases. The Company's development strategy is to acquire late-stage drug candidates with short time lines to commercialization. The Company's first product, Visicol(TM) is the first and only tablet purgative preparation indicated for bowel cleansing prior to colonoscopy. InKine's second product,
IBStat(TM), is a novel oral hysocyamine spray for the treatment of Irritable
Bowel Syndrome (IBS) and spasm of the colon. Additionally, the Company has other development programs such as Colirest(TM), which is in clinical trials for the treatment of Crohn's disease and completed Phase II trials for the treatment of ulcerative colitis. For further information, please visit InKine on their web site http://www.inkine.com.
     ----------------------

In addition to historical facts or statement of current condition, this press release may contain forward-looking statements. Forward-looking statements provide InKine's current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project,"
"intend," "plan," "believe" or other words and terms of similar meaning.
InKine's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth in its reports on Form 10-Q and 10-K filed with the U.S.
Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.
Furthermore, InKine does not intend (and it is not obligated) to update publicly any forward-looking statements. This discussion is permitted by the Private
Securities Litigation Reform Act of 1995.

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